Exhibit 99.1

HyperFeed’s Common Stock Expected to Trade on the OTC Bulletin Board

CHICAGO, September 20, 2004 - HyperFeed Technologies, Inc. (Nasdaq: HYPR), a provider of managed services, financial information and ticker plant technologies to financial institutions, exchanges, value-added distributors and trading professionals, today announced that it determined to delist voluntarily the listing of its securities from the Nasdaq SmallCap Market and to move them to the OTC Bulletin Board. The Company has arrived at this conclusion subsequent to and in light of the recent delisting notification from the Nasdaq Listing Qualifications staff stating that the Company was not in compliance with the stockholders’ equity/market value of listed securities/net income continued listing requirement set forth in NASD Marketplace Rule 4310(c)(2)(B). Nasdaq has informed HyperFeed that if the Company did not appeal the Nasdaq staff’s decision, its common stock would be de-listed from the Nasdaq SmallCap Market effective at the open of business on September 23, 2004. Having considered various business, legal and compliance aspects of this matter, the Company determined not to appeal the Nasdaq staff’s determination and, instead, to move the listing of the company’s common stock to the OTC Bulletin Board.

Both the Board of Directors and Management of HyperFeed agreed that at this time when significant progress is being made in adding new revenue, the ongoing cost and distraction of an appeal process are unwarranted. Ron Langley, Chairman of HyperFeed and PICO Holdings, HyperFeed’s parent company, was quoted, “This year management has established HyperFeed as the market leader for ticker-plant technologies introducing products that enable clients to manage their data more creatively and efficiently for both revenue generation and cost reduction. Growth by capitalizing on the advantages created by our disruptive technology is how HyperFeed will create shareholder value. This must be our entire focus at this time.”

Mr. Langley further stated that, “according to various traders we spoke with, there is no apparent diminution in liquidity on the OTC Bulletin Board or access to information by shareholders.”

HyperFeed’s common stock is expected to trade under the same symbol on the OTC Bulletin Board effective on or about September 23, 2004.

About HyperFeed Technologies, Inc.

HyperFeed Technologies, Inc. provides high-performance software and services to handle real-time market data. HyperFeed’s market-leading software technology serves as a corporate-wide ticker plant, for financial institutions and content publishers. HyperFeed’s HTPX platform, comprising of HVAULT and HBOX products, is specifically designed to support real-time market data. HyperFeed provides hosted and fully managed ticker plant services from its fully redundant ticker plant systems. For more information, visit HyperFeed’s Web site at www.hyperfeed.com.

Forward-Looking Statements

The statements made herein that are not historical in nature are intended to be and are identified as “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives. Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Our filings with the Securities and Exchange Commission identify factors that could cause material differences. Among these factors are our ability to: i) fund our current and future business strategies either through continuing operations or external financing; ii) successfully attract, retain and integrate key employees; iii) compete successfully against competitive products and services; iv) deliver and maintain performance standards according to the terms and conditions of our customer contracts; v) maintain relationships with key suppliers and providers of market data; vi) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; vii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; viii) manage the timing of the development and introduction of new products or enhanced versions of existing products; ix) gain the market’s acceptance of new products; and x) respond to the effect of economic and business conditions generally. The Company cautions readers that forward- looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward- looking statements due to any number of risk factors.

HyperFeed Contacts:	Tom Wojciechowski
HyperFeed Technologies, Inc.
(312) 913-2800
twojciechowski@hyperfeed.com

Josh Inglis
Scanlon Corporate Communications
(312) 822-9299
josh@scanlonncc.com

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